Exhibit 99

KonaTel Featured at Little Grapevine Virtual Conference

DALLAS, June 3, 2021 -- KonaTel, Inc. (OTCQB: KTEL) (www.konatel.com), a voice/data communications holding company, today announced the Company’s participation as a featured company on the virtual conference website Little Grapevine™ (www.littlegrapevine.com).

Little Grapevine has made available an executive video presentation by Sean McEwen, KonaTel’s Chairman, President & CEO, followed by a Question & Answer segment in which Mr. McEwen addresses questions posed by Little Grapevine. Please find the video at https://littlegrapevine.com/company-detail/?type=KTEL. A copy of the video is also available under the News section of KonaTel’s website.

About KonaTel

KonaTel provides a mix of retail and wholesale telecommunications services primarily to small and mid-sized business. KonaTel's subsidiary, Apeiron Systems (www.apeiron.io), is a global cloud communications service provider operating a national "as a service" (CPaaS / UCaaS / CCaaS / PaaS) cloud platform. Apeiron provides voice termination/origination, API services, messaging, cellular, IoT mobile data, and a range of hosted services through its cloud platform. All Apeiron's services can be managed from both legacy interfaces and rich communications APIs. KonaTel's other subsidiary, Infiniti Mobile (www.infinitimobile.com), is an FCC authorized national wireless Lifeline carrier to hold an FCC approved wireless Lifeline Compliance Plan, authorized to provide government subsidized cellular service to low-income Americans. KonaTel is headquartered in Plano, Texas.

About Little Grapevine

Little Grapevine™ is an invitation-only website that invites companies to participate in recurring on-line virtual conferences with video presentations, video interviews, podcasts and more. Content is conveniently archived and categorized on littlegrapevine.com, which serves as an all-in-one tool for investors seeking to research companies in the microcap space. At the end of each presentation, featured companies are required to answer Little Grapevine’s questions about their business. For more information about Little Grapevine, visit www.littlegrapevine.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of the disclosures contained in the filings of KonaTel and its “forward-looking statements” in such filings that are contained in the EDGAR Archives of the SEC at www.sec.gov.

Contacts

D. Sean McEwen

(214) 323-8410

inquiries@konatel.com